                                                                  EXHIBIT (d)(7)



                                             December 20, 2007




Aston Asset Management LLC
120 North LaSalle Street, 25th Floor
Chicago, IL  60602

         Re: Sub-Investment Advisory Agreement with Montag & Caldwell, Inc. dated October 17, 2007 (the "Sub-Investment Advisory Agreement")

Ladies and Gentlemen:

         Pursuant to the Sub-Investment Advisory Agreement, we are hereby providing notification of the addition of Aston /ABN AMRO Growth Fund and the equity portion of the Aston Balanced Fund (the "Additional Funds"), each an existing series of the Aston Funds. Attached hereto is amended Schedule A to the Sub-Investment Advisory Agreement to reflect, among other things, the appropriate effective date and initial term for the Additional Funds.

By acknowledging below, you agree to render the investment advisory and management services to the Additional Funds under the terms of the Sub-Investment Advisory Agreement and the amended Schedule A attached hereto.



                                             ASTON ASSET MANAGEMENT LLC


                                             By:      /s/ Gerald Dillenburg
                                                ---------------------------
                                             Name:   Gerald F. Dillenburg
                                             Its:    Senior Vice President,
                                                     Secretary and Treasurer


Accepted this 20th day
of December, 2007


MONTAG & CALDWELL, INC.


By:  /s/ William A. Vogel
   -----------------------------------
Name:  William A. Vogel
Its:   CEO

                                   SCHEDULE A


Fund                                                   Effective Date          Initial Term
----                                                   --------------          ------------
Aston/Montag & Caldwell Balanced Fund                October 17, 2007         December 31, 2008
Aston/Montag & Caldwell Growth Fund                  October 17, 2007         December 31, 2008
Aston/Montag & Caldwell Mid Cap Growth Fund          November 1, 2007         December 31, 2008
Aston/ABN AMRO Growth Fund                            January 1, 2008         December 31, 2009
Aston Balanced Fund (equity portion)                  January 1, 2008         December 31, 2009